UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33466 (Commission File Number)	20-5622045 (IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On September 10, 2010, Patriot Coal Corporation (“Patriot”) issued the attached press release regarding an update on its third quarter. A copy of the form of press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Patriot is furnishing this 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
     On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act requires a Current Report on Form 8-K if a company is issued an imminent danger order under Section 107(A) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the U.S. Mine Safety and Health Administration (“MSHA”).
     On September 8, 2010, the Federal No. 2 mine received an imminent danger order issued by MSHA relating to a methane level of just over five percent near a gob area of the longwall tailgate entry, causing the longwall to be idled. The Company expects the longwall to return to production early the week of September 13. Continuous miner sections at the Federal mine were not affected by the order and remain in operation. Patriot intends to contest the issuance of the order. No injuries resulted from the condition described in the order.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1*	Press Release of Patriot Coal Corporation dated September 10, 2010.
*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 10, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release of Patriot Coal Corporation dated September 10, 2010.
*	Furnished herewith